Exhibit 10.2(i)

                              TERMINATION AGREEMENT

This Termination Agreement ("Agreement") dated as of the date last signed by the Parties, by and among Transmedia Network, Inc., TMNI International Incorporated (Transmedia Network, Inc. and TMNI International Incorporated are collectively referred to herein as "Network" and individually as "TMN" and "International" respectively), Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc. (Transmedia Europe Inc. and Transmedia Asia Pacific, Inc. are individually referred to as "TMNE" and "TMNA" respectively and are collectively referred to as "Membertek").

            WHEREAS, International and TMNE are parties to a Master License Agreement dated December 14, 1992 as amended (the "TMNE License");

            WHEREAS, International and TMNA are parties to a Master License Agreement dated March 21, 1994 (the "TMNA License"). The TMNE and TMNA Licenses are collectively called the "Licenses";

            WHEREAS, Membertek issued to TMN a convertible promissory note dated April 3, 1997 in the principal amount of $500,000 (the "Convertible Note");

            WHEREAS, Network and Membertek are parties to an Agreement dated December 6, 1996, as amended April 1, 1997, covering the restructuring of business activities of TMNE and TMNA and providing for certain payments to Network (the "Restructuring Agreement");

            WHEREAS, Network and TMNE are parties to an Agreement dated December 20, 1996 governing the payment of certain license fees due to Network under the TMNE License ("Deferred Royalty Agreement");

            WHEREAS, TMNE, with the permission of International, entered into a sub-license agreement dated June 30, 1995, as amended January 13, 1997, under the TMNE License ("La Carte Sublicense") pursuant to which Transmedia La Carte Restaurant, S.A. ("La Carte") was authorized to operate in certain territories under the TMNE License;

            WHEREAS, the parties hereto wish to terminate all existing agreements between them and all obligations and rights under said agreements; and

            NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties agree as follows:

            1. Definitions. Except as otherwise specifically defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Licenses.

            2. Termination. The parties hereby terminate the agreements listed below (the "Transmedia Agreements"), which, except as specifically set forth in
Section 6 below with respect to the Transition Period only, shall have no further force and effect.
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            (a) The TMNE License between International and TMNE

            (b) The TMNA License between International and TMNA

            (c) The Restructuring Agreement between Network and Membertek

            (d) The Deferred Royalty Agreement between Network and TMNE Except as set forth in Section 6, and except for the provisions of the Transmedia Agreements pertaining to derogation of the Marks, representations, warranties and covenants, indemnification, confidentiality, and rights and duties upon termination -- all of which the parties expressly confirm shall survive termination of the Transmedia Agreements, as of the date hereof, no party shall have any further rights or obligations under any such agreement, including, without limitation, any amounts owing under the Transmedia Agreements.

            3. Conditions to Termination. As a condition to terminating the Transmedia Agreements, Network requires that, prior to the execution of this
Agreement:

            (a) TMNE shall have delivered to Network evidence of the dissolution of La Carte, which resulted in the termination of the La Carte Sublicense.

            (b) TMNE and TMNA each shall have provided a complete and accurate list of all pending or threatened claims against it relating to its operation of the Business.

            4. Consideration. As consideration for terminating the Transmedia Agreements, Network hereby agrees that:

            (a) Any amounts owed by TMNE or TMNA to Network under the Restructuring Agreement, the Deferred Royalty Agreement, or the Licenses are hereby canceled and forgiven.

            (b) All obligations of Membertek with respect to the (i) the payment of principal or interest under the Convertible Note, and (ii) the conversion of the Convertible Note into shares of TMNE and TMNA stock, are hereby released, canceled and of no further force and effect. TMN will return the original Convertible Note to Membertek promptly after the execution of this Agreement.

            (c) The parties acknowledge that Network will retain the TMNE and TMNA stock that it owns to dispose of or hold as it sees fit, without restriction or obligation to TMNE or TMNA (referred to below as "Network's TMNE/A Stock").

            5. Release.

            (a) Except for the obligations of TMN and International under this Agreement, TMNE and TMNA each hereby for itself and on behalf of its predecessors, parents, subsidiaries and Affiliates, and each of their respective directors, officers, shareholders, employees, licensees, partners, members and agents, releases and forever discharges TMN and International, their predecessors, parents, subsidiaries and Affiliates, and each of their respective directors, officers, shareholders, employees, licensees, franchisees, partners, members and agents, from any and all

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claims, rights or causes of action of any kind or nature, that it ever had, now has or ever may have, including those related to or arising out its operation of the Business.

            (b) Except for the obligations of TMNE and TMNA under this Agreement, TMN and International each hereby for itself and on behalf of its predecessors, parents, subsidiaries and Affiliates, and each of their respective directors, officers, shareholders, employees, licensees, partners, members and agents, releases and forever discharges TMNE and TMNA, their predecessors, parents, subsidiaries and Affiliates, and each of their respective directors, officers, shareholders, employees, licensees, franchisees, partners, members and agents, from any and all claims, rights or causes of action of any kind or nature, that it ever had, now has or ever may have, including those related to or arising out its operation of the Business.

            6. Transition Period. In order to provide for an orderly termination of the TMNE and TMNA Licenses, the following events will take place as specified below with the time periods noted following the execution of this Agreement:

            (a) As of the date of this Agreement, TMNE and TMNA shall immediately cease (or have already ceased) the following activities under their respective Licenses:

                  i. Permitting TMNE and TMNA TRANSMEDIA cardholders to use their TRANSMEDIA Cards in Network's territory,

                  ii. Permitting Network TRANSMEDIA cardholders to use their cards in TMNE and TMNA's territories,

                  iii. Sublicensing the TRANSMEDIA business anywhere in Europe or Asia, and

                  iv. Soliciting and/or signing up new restaurants in Europe and Asia.

            (b) No later than April 30, 2000, TMNE and TNMA shall cease the following activities under their respective licenses:

                  i. Issuing new TRANSMEDIA Cards to any new or renewal members, and ii. Advancing funds to any new and/or renewal Member Restaurants.

            (c) TMNE and TMNA shall as promptly as practicable, but in no event later than May 31, 2000, notify all of their, as well as their licensees', cardholders, Member Restaurants, suppliers, joint venture partners and joint promotion partners, as well as the public at large, that their affiliation with Network and their operation of the TRANSMEDIA Card Business has terminated.

            i. Any such notice given by TMNE or TMNA to its cardholders shall state clearly that such cardholders will no longer be able to use their TRANSMEDIA Cards in the relevant Territory(ies) after June 30, 2000;

            ii. Any such notice given by TMNE or TMNA to its Member Restaurants shall state clearly that such restaurants will no longer be permitted to honor the TRANSMEDIA Card at their establishments after June 30, 2000.

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            (d) TMNE and TMNA shall each promptly initiate the transfer of the existing rights-to-receive meal credits of its Member Restaurants to Membertek, and complete this transfer as soon as practicable after June 30, 2000 to allow for substantially all cardholder transactions through June 30, 2000 to be processed promptly and completely.

            (e) TMNE and TMNA shall each contact its TRANSMEDIA cardholders and either convert their memberships in the TRANSMEDIA program to memberships in the Membertek program, or terminate those memberships by June 30, 2000. TMNE and TMNA will endeavor to distribute replacement cards and directories to former TMNA and TMNE TRANSMEDIA cardholders, under a name not confusingly similar to TRANSMEDIA, no later than June 30, 2000.

            (f) TMNE and TMNA shall each promptly (and in no event later than May 31, 2000) advise the companies responsible for processing its TRANSMEDIA card charges that their affiliation with Network and their operation of the TRANSMEDIA Card Business is terminating, and instruct such companies that they should not process any charges made after June 30, 2000 to any TRANSMEDIA card.

            (g) TMNE and TMNA shall each be solely responsible for terminating or converting any and all of its agreements with its Member Restaurants, cardholders and sublicensees by the License Termination Date, including, but not limited to, resolving issues related to unusable rights-to-receive meal credits and refunding subscription fees to cardholders. TMNE and TMNA shall each be solely liable for any costs, losses and expenses arising from or relating to its termination or conversion of such agreements.

            (h) TMNE and TMNA shall each, as promptly as practicable, but in no event later than June 30, 2000, cease using the TRANSMEDIA mark in the Territory in connection with the Business or for any other purpose, and shall refrain from any further use of the TRANSMEDIA mark or any similar mark either within or outside of the Territory.

            (i) TMNE and TMNA shall each, as promptly as practicable, but in no event later than June 30, 2000, cease using "Transmedia" as part of their corporate names. Notwithstanding the foregoing, should delay in receiving Securities and Exchange Commission ("SEC") approval prevent TMNE or TMNA from complying with this provision, TMNE and TMNA may continue to use "Transmedia" as part of their corporate names solely to the extent that such use is required in connection with the SEC approval process, and for no other reason; in such event, TMNE and TMNA will use all reasonable efforts to expedite their ability to cease use of "Transmedia" in their corporate name.

            (j) TMNE and TMNA shall each, as promptly as practicable, but in no event later than May 31, 2000, (i) return to Network any and all copies, in whole or in part, of the Operations Manual and any similar operations manual that TMNE or TMNA may have developed for its own business, (ii) return to Network any and all copies, in whole or in part, of the Licensed Software and any revised or modified versions of the Licensed Software created by TMNE or TMNA under the Licenses, and (iii) submit a written statement to Network attesting to the fact that it has deleted and fully erased any and all electronic versions of the Operations Manual, any TMNE or TMNA operations manual, the Licensed Software and any revised or modified versions of the Licensed Software from its systems.

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            7. Representations and Warranties of TMNE and TMNA. TMNE and TMNA
each represents and warrants as follows:

            (a) Each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

            (b) Each has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by each and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of each. This Agreement has been duly and validly executed and delivered by each and constitutes a legal, valid and binding obligation of each.

            (c) The execution, delivery and performance by each of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws of each, or (ii) result in the violation by each of any laws or orders of any governmental or regulatory authority applicable to each.

            (d) No consent, approval or action of, filing with or notice to any governmental or regulatory authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any governmental or regulatory authority or any instrument to which each is a party or by which each is bound for the execution and delivery of this Agreement by each, the performance by each of its obligations hereunder or the consummation of the transactions contemplated hereby.

            (e) There is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of each, any investigation by), any governmental or regulatory authority, pending or, to the best knowledge, information and belief of each threatened, against each with respect to this Agreement or the transactions contemplated hereby.

            (f) Except for cardholder and restaurant agreements, TMNA has not entered into any licensees, sublicenses, franchises, subfranchises, use agreements, permission agreements, letters of intent, memoranda of understanding, or other agreements or arrangements that did or do permit or contemplate any third party to use the TRANSMEDIA mark, operate as part of the TRANSMEDIA program, otherwise hold themselves out as associated in any way with TMNA or Network, or that otherwise would expose Network to liability (collectively, "Third Party Agreements").

            (g) Except for cardholder and restaurant agreements and its agreement with La Carte, TMNE has not entered into any Third Party Agreements.

            (h) Except for cardholder and restaurant agreements, La Carte has not entered into any Third Party Agreements.

            (i) La Carte has been dissolved and the rights of La Carte under the La Carte Sublicense Agreement have been terminated.

            (j) TMNE, TMNA and La Carte have not entered into any cardholder and restaurant agreements with anyone or any entity who or that to the best of their knowledge will object to the termination of their or its right to (i) use or accept a TRANSMEDIA Card, (ii) be featured in a TRANSMEDIA directory, or (iii) otherwise be associated with the TRANSMEDIA program or Network.

            (k) To the extent TMNE, TMNA or La Carte have entered into any promotional or other marketing arrangements with co-sponsors or other third parties, such agreements have been terminated or will be terminated prior to the License Termination Date.

            (l) TMNE, TMNA and La Carte are not using any software owned or provided by Network or in which Network owns any interest, including any copyright rights.

            (m) TMNE, TMNA and La Carte have not either directly or indirectly applied to register or registered the TRANSMEDIA mark or any similar mark in any country or location whether or not located within the Territory under the TMNE License or the TMNA License.

            (n) Neither TMNE nor TMNA is aware of any litigation, threatened or pending, that (i) addresses or otherwise affects rights in the TRANSMEDIA mark or name or other intellectual property rights owned by Network, or (ii) asserts any claim against TMNE, TMNA or Network.

            (o) Neither TMNE nor TMNA has pledged, mortgaged or otherwise transferred or assigned any right, title, or interest in, to or under their respective agreements with Network, nor has TMNE pledged, mortgaged or otherwise transferred or assigned any right, title, or interest in, to or under its agreement with La Carte.

            (p) Neither TMNE nor TMNA will take any action at any time to treat Network's TMNE/A Stock any less favorably, or cause that stock to be treated any less favorably, than any shares in TMNA or TMNE held by unrelated third parties.

            8. Representations and Warranties of TMN and International. TMN and International each represents and warrants as follows:

            (a) Each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

            (b) Each has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by each and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of each. This Agreement has been duly and validly executed and delivered by each and constitutes a legal, valid and binding obligation of each.

            (c) The execution, delivery and performance by each of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws of each, or (ii) result in the violation by each of any laws or orders of any governmental or regulatory authority applicable to each.

            (d) No consent, approval or action of, filing with or notice to any governmental or regulatory authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any governmental or regulatory authority or any instrument to which each is a party or by which each is bound for the execution and delivery of this Agreement by each, the performance by each of its obligations hereunder or the consummation of the transactions contemplated hereby.

            (e) There is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of each, any investigation by), any governmental or regulatory authority, pending or, to the best knowledge, information and belief of each threatened, against each with respect to this Agreement or the transactions contemplated hereby.

            9. Indemnification. TMNE and TMNA each jointly and severally indemnify and hold TMN and International, their predecessors, parents, subsidiaries and Affiliates, and each of their respective directors, officers, shareholders, employees, licensees, franchisees, partners, members and agents, harmless against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs, and expenses (including reasonable attorneys' fees) arising from or related to (i) its operation of the Business or La Carte's operation of the Business, (ii) its actions or omissions during the Transition Period and any period after the Transition Period during which it has not yet ceased using "Transmedia" as part of its corporate name, (iii) any breach or alleged breach by it of any provision of this Agreement or its License or any sublicense, including, but not limited to, the representations, warranties and covenants made herein, or (iv) any claim by any of its or La Carte's cardholders, Member Restaurants, licensees, suppliers, joint venture partners, joint promotion partners or other third parties.

            10. Competition. The parties agree that from and after the date of this Agreement, no party hereto shall have any restrictions on its right to fully compete with the business of any other party; provided, however, that TMNE and TMNA each shall continue to be bound by the confidentiality obligations set forth in Section 11 of the Licenses.

            11. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (i) upon personal delivery, if delivered by hand, (ii) three (3) days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (iii) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

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            If to Network: President

            Transmedia Network Inc.
            TMNI International, Inc.
            11900 Biscayne Boulevard
            Miami, FL 33181
            Fax: (305) 892-3317

            with a copy to: Morgan, Lewis & Bockius LLP

            1800 M Street, N.W.
            Washington, D.C. 20036
            Attention: James R. Sims III, Esq.
            Fax: (202) 467-7176

            If to Membertek: President

            Transmedia Europe Inc.
            Transmedia Asia Pacific Inc.
            11 St. James's Square
            London SW1Y 4LB
            England
            Fax: 011 44 171 839-5727

            with a copy to: Davis & Gilbert

            1740 Broadway
            New York, New York 10019
            Attention: Walter M. Epstein, Esq.
            Fax: (212) 468-4888

            12. Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

            13. Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

            14. Waiver. The failure of Network to enforce any provision of this Agreement will in no way be construed to be a waiver of such provision, nor in any way affect the right of Network to enforce each and every provision of this Agreement thereafter. The express waiver by Network of any provision, condition or requirement of this Agreement will not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

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            15. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. A facsimile transmission of the signed Agreement shall be legal and binding on all parties.

            16. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            17. Amendments. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by the parties.

            18. Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of New York for contracts executed and performed in that state, without reference to choice of law principles thereof.

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            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement the day and year first above written.

TRANSMEDIA NETWORK INC.

ATTEST:
By:________________________________
Title:
April 7, 2000

TMNI INTERNATIONAL INCORPORATED
ATTEST:

By:________________________________
Title:
April 7, 2000


TRANSMEDIA EUROPE, INC.
ATTEST:

By: Paul L. Harrison
   --------------------------------
Title: Director
April 7, 2000


TRANSMEDIA ASIA PACIFIC, INC.
ATTEST:

By: /s/ James J. Fyfe
   --------------------------------
Title: Director
April 7, 2000